EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-139122) of our report dated April 13, 2009 relating to the financial statements of DigitalTown, Inc., which appears in DigitalTown’s Annual Report on Form 10-K for the year ended February 28, 2009.

/s/ Carver Moquist & O'Connor, LLC

Minneapolis, Minnesota
April 13, 2009